Exhibit 99.1

FOR IMMEDIATE RELEASE

May 3, 2016

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Announces Pricing of $50 Million Preferred Stock Offering

LAFAYETTE, LOUISIANA —IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 129-year-old IBERIABANK, today announced it has priced an underwritten registered public offering of 2,000,000 depositary shares, each representing a 1/400th interest in a share of 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $10,000 per share of Series C preferred stock (equivalent to $25 per depositary share). IBERIABANK has granted the underwriters a 30-day option to purchase 300,000 additional depositary shares, solely to cover over-allotments, if any.

When, as, and if declared by the board of directors of the Company, dividends will be payable on the Series C preferred stock from the date of issuance to, but excluding May 1, 2026 at a rate of 6.60% per annum, payable quarterly, in arrears, and from and including May 1, 2026, dividends will accrue and be payable at a floating rate equal to three-month LIBOR plus a spread of 492 basis points, payable quarterly, in arrears. The Company may redeem the Series C preferred stock at its option, subject to regulatory approval, on or after May 1, 2026 or following a regulatory capital treatment event as described in the prospectus supplement and accompanying prospectus relating to the offering.

IBERIABANK expects to use the net proceeds from the offering for general corporate purposes, including to fund possible future acquisitions of other financial services businesses (which may include FDIC-assisted transactions), working capital needs, investments in subsidiaries to support continued growth and repurchase of our common stock. The offering is expected to close on May 9, 2016, subject to customary closing conditions.

Keefe, Bruyette & Woods, A Stifel Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers.

The Series C preferred stock and the depositary shares will be offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which, when available, may be obtained from Keefe, Bruyette & Woods, A Stifel Company, 787 Seventh Avenue, 4th Floor, New York, NY

10019, Attn: Equity Capital Markets, by calling 1-800-966-1559 or by emailing USCapitalMarkets@kbw.com; or from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY, 10038, Attn: Prospectus Department, by calling (800) 294-1322, or by emailing dg.prospectus_requests@baml.com.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 298 combined locations, including 199 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 65 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, L.L.C. office in Louisiana.

Caution About Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015, under the heading “Risk Factors” in the preliminary prospectus supplement filed in connection with the offering and other documents filed by the Company with the SEC. All information in this discussion is as of the date of this press release. Except to the extent required by applicable law or regulation, IBERIABANK undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

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